================================================================================






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 12, 1999

                         Commission file number 1-13163
                                   -----------

                         TRICON GLOBAL RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

       North Carolina                                    13-3951308
-----------------------------------                  ----------------------
(State or other jurisdiction of                      (IRS Employer
of incorporation or organization)                    Identification No.)


                 1441 Gardiner Lane, Louisville, Kentucky   40213
               (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (502) 874-8300


        Former name or former address, if changed since last report: N/A











================================================================================

Item 5.           OTHER EVENTS
                  -------------

                  On October 12, 1999, TRICON Global Restaurants, Inc. issued a press release with respect to earnings for the third quarter ended September 4, 1999. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

                  (c)      Exhibits

                  99 Press release dated October 12, 1999 from TRICON Global Restaurants, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     TRICON GLOBAL RESTAURANTS, INC.
                                     -------------------------------
                                               (Registrant)



Date:    October 13, 1999            /s/  Robert L. Carleton
         ----------------            ------------------------------------------
                                           Robert L. Carleton
                                           Senior Vice President and Controller
                                           (Principal Accounting Officer)

                                                                      EXHIBIT 99


          TRICON GLOBAL RESTAURANTS ANNOUNCES A 21 PERCENT INCREASE IN
                 ONGOING OPERATING EARNINGS TO $0.70 PER SHARE


LOUISVILLE, KY (October 12, 1999) - Tricon Global Restaurants, Inc. (NYSE:YUM) reported third quarter ongoing operating earnings of $112 million, or $0.70 per share, a 21 percent increase for the quarter ended September 4, 1999. Year-to-date ongoing operating earnings increased 41 percent to $1.80 per share. Ongoing operating EPS is from operations and does not include the impact of accounting changes, facility action net gains, and unusual items.



                                 Financial Highlights
                                  Ongoing Operations
                        ($MM except per diluted share amounts)

                                      % Change                      % Change
                          Q3       vs. prior year    Q3 YTD       vs. prior year
                          --       --------------    ------       --------------
System sales             5,086            4          14,894              5
Revenues (a)             1,812          (10)          5,511             (7)
Operating Profit           232            6             638             16
Operating Earnings         112           24             290             46
================================================================================
Operating EPS             0.70           21            1.80             41
================================================================================
Reported EPS (b)          1.23           51            2.99             58



(a) As expected, our company revenues declined primarily due to our strategic program to sell company stores to our franchise partners.
(b) Reported results, which are more fully described in the financial attachments, include the impact of accounting changes, facility action net gains, and unusual items.

Tricon's strong operating results in the quarter, despite sales softness at both KFC and Taco Bell in the U.S., demonstrate the advantages of a global portfolio of category-leading brands. The international business delivered over a 40 percent increase in operating profits, on top of 20 percent growth in the same period last year. In the U.S., Pizza Hut's same store sales rose six percent, the ninth consecutive quarter of strong growth, while KFC and Taco Bell worked to regain topline momentum lost in the second quarter. On a consolidated basis, Tricon achieved over a 50 basis point increase in ongoing base store level margins, driven by improved cost management in the U.S., sales leverage at Pizza Hut and strong international results. Year-to-date, base store level margins have improved by 175 basis points.

Consistent with its refranchising strategy, Tricon sold over 500 stores to its franchise partners during the quarter, for a year-to-date total of over 1,100 stores sold. The expected loss in profits from these stores was offset by a significant increase in higher return franchise fees, reduction in field level G&A, and lower interest expense driven by significant debt repayment. The refranchising strategy is successfully transitioning Tricon into a much higher performing business, with stronger volume, higher profit stores. Free cash flow in the quarter was used to pay down over $400 million of debt, with over $800 million repaid year-to-date.

Andrall Pearson, Chairman and CEO said: "This quarter's 21 percent ongoing operating EPS growth, on top of our strongest growth in operating EPS last year, is tangible evidence that our fundamental operational and financial strategies are working. We're on track for an outstanding year and firmly positioned to deliver our goal of mid-teen ongoing operating EPS growth each year."

"The $350 million share buyback plan announced last month reflects our dramatically improved financial condition and liquidity, as well as our belief that our stock is undervalued. Our cash from operations, coupled with the proceeds we receive from selling stores to our franchise partners, will yield over $1 billion in free cash flow this year. In concert, our operational and financial strategies are building the long-term value of Tricon for our shareholders," Mr. Pearson said.

David Novak, Vice Chairman and President added: "We're committed to achieving consistent, sustainable topline growth through product introductions, quality service and differentiated marketing."

In the fourth quarter, KFC is adding an entire new concept layer by introducing a line of five freshly made chicken sandwiches. Tricon believes that over time, the new line can contribute $100,000 - $200,000 per unit of annual sales. Also, Taco Bell introduced The Chalupa, a fried version of its popular Gordita, aimed at increasing transactions with the core heavy fast food user. "We're encouraged by the early results of these new products at KFC and Taco Bell, on top of strong year ago results," said Mr. Novak.

Pizza Hut continues to capture competitive share in the traditional-style, value segment, reflecting strong incremental demand, especially with new users, for its Big New Yorker pizza introduced in the first quarter, and is delivering on its competitive positioning as having the "Best Pizzas Under One Roof".

Tricon's international business continues to benefit from its tight focus on key equity growth markets. For example, on a local currency basis, same store sales were up at least five percent or better at KFC and Pizza Hut in Mexico and Puerto Rico, KFC Thailand and Australia, and Pizza Hut in Korea. Additionally, operating profits are up over 50 percent in China, Korea and KFC in the U.K. due to new units, improved cost controls and product promotions.



Results*

-- System sales grew four percent to $5 billion, driven by net new units. Year-to-date system sales grew five percent to nearly $15 billion.

     - U.S. system sales increased two percent for the quarter and four percent year-to-date.
     - International system sales increased seven percent for both the quarter and year-to-date. Excluding the favorable impact of currency translation, international system sales grew four percent for the quarter and six percent year-to-date.

--   As expected,  our  refranchising  efforts and  closures of poor  performing
     units  drove  our  worldwide   company   revenues  down  despite  new  unit
     development.

     - U.S. revenues declined 14 percent in the quarter and ten percent year-to-date.
     - International revenues increased one percent for both the quarter and year-to-date. Excluding the favorable impact of currency translation, international revenues were flat for the quarter and up one percent year-to-date.
     - Franchise and license fees increased 15 percent in both the quarter and year-to-date driven by units acquired from us and net new unit development.

-- Company same store sales in the U.S. were up six percent at Pizza Hut driven by a five percent increase in transactions. Taco Bell posted a three percent decline in same store sales as transactions fell seven percent, lapping a two percent increase in same store sales last year. KFC's same store sales dropped two percent with a four percent decline in transactions. In the quarter, KFC overlapped a five percent increase in same store sales last year which was their strongest quarterly growth in three years. Year-to-date same store sales were up 10 percent at Pizza Hut, up one percent at KFC and slightly favorable at Taco Bell.

-- Company store level margins as a percent of sales increased over 100 basis points for the quarter on top of a 290 basis point increase last year.

-- Ongoing base store level margins increased over 50 basis points, on top of a 150 basis point increase last year, driven primarily by favorable price and product mix shifts and improved cost management.

-- Year-to-date, store level margins increased 230 basis points; ongoing base margins contributed 175 basis points to this growth.

-- General and administrative expense (G&A), including foreign exchange gains/losses and income/losses from joint ventures, declined six percent in the quarter. The favorable impacts of our portfolio effect and our fourth quarter 1998 decision to streamline our international business were partially offset by higher strategic corporate expenses. G&A increased one percent year-to-date. Excluding the impact of favorable accounting changes, G&A declined four percent in the quarter and increased three percent year-to-date.

-- In the third quarter the favorable aggregate impact of previously disclosed accounting changes totaled $0.02 per share. Year-to-date the favorable impact of accounting changes totaled $0.08 per share.

-- Net interest declined 31 percent in the quarter and 27 percent year to date primarily due to lower debt levels.

-- The effective tax rate on ongoing operating income for the third quarter was 40.5 percent versus 42.1 percent in 1998 primarily due to a reduction in the rate on foreign operations.


*These results should be read in conjunction with the attached financial summary.

Financial Summary
-----------------

                                                    Third Quarter 1999
                                                    ------------------
                                                 (MMs except per share amounts)

                                              Quarter              %          Year-to-Date              %
                                       ----------------------   Change    ------------------------   Change
                                          1999        1998       B/(W)        1999        1998         B/(W)
                                       ----------  ----------  ---------  ----------  ------------  ----------
 System Sales(a)                       $   5,086   $   4,905       4      $  14,894   $  14,198         5

 Company revenues(b)                       1,812       2,021     (10)         5,511       5,950        (7)

 Ongoing operating profit(c)           $     232   $     220       6      $     638   $     548        16
 Interest expense                             42          62      31            145         198        27
 Income tax provision                         78          67     (16)           203         151       (34)
                                       ----------  ----------             ----------  ----------
 Ongoing operating earnings(c)         $     112   $      91      24      $     290   $     199        46
                                       ==========  ==========             ==========  ==========

 Earnings per diluted share components:
 Ongoing Operating Earnings            $    0.70    $   0.58      21      $    1.80   $    1.28        41
 Accounting changes(d)                      0.02          -       NM           0.08           -        NM
 Facility actions net gain                  0.52        0.22      NM           1.14        0.59        91
 Unusual (charges)/credits(e)              (0.01)        .02      NM          (0.03)        .02        NM
                                       ----------  ----------             ----------  ----------
 Total                                 $    1.23   $    0.82      51      $    2.99   $    1.89        58
                                       ==========  ==========             ==========  ==========

(a) Includes combined sales from company, franchised, licensed, and joint venture units.
(b)  Includes company sales and franchise and license fees.
(c) Before accounting changes, facility actions net gain and unusual charges/(credits).
(d) Includes both required and discretionary changes, which are more fully described in our 1999 second quarter Form 10-Q.
(e) Primarily includes additional costs related to wage and hour litigation, write off of goodwill in an international business and, as to year-to-date, additional costs to streamline our international business as more fully described in our 1999 second quarter Form 10-Q.

This  announcement  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These "forward-looking" statements reflect management's expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in these statements. Factors that can cause actual results to differ materially include economic and political conditions in the countries and territories where Tricon operates, the impact of such conditions on consumer spending and currency exchange rates, pricing pressures resulting from competitive discounting, new product and concept development by Tricon and other food industry competitors, the success of our refranchising strategy, fluctuations in commodity prices, supplier contracts, and actuarially determined casualty loss estimates. Further information on factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Contact:          Lynn A. Tyson
                  Vice President, Investor Relations
                  502-874-8617


                                             TRICON Global Restaurants, Inc.
                                       Condensed Consolidated Statement Of Operations
                                    (tabular amounts in millions, except per share amounts)
                                                         (unaudited)

                                                12 Weeks Ended            %           36 Weeks Ended             %
                                           -----------------------    Change(a)   -----------------------    Change(a)
                                             9/04/99      9/05/98       B/(W)       9/04/99      9/05/98       B/(W)
                                           ----------   ----------   ----------   ----------   ----------   ----------
REVENUES
Company sales                              $   1,639    $   1,869       (12)      $   5,024    $   5,526        (9)
Franchise and license fees                       173          152        15             487          424        15
                                           ----------   ----------                ----------   ----------
                                               1,812        2,021       (10)          5,511        5,950        (7)
                                           ----------   ----------                ----------   ----------
Costs and expenses, net
Company restaurants
  Food and paper                                 513          592        13           1,575        1,762        11
  Payroll and employee benefits                  447          524        15           1,391        1,607        13
  Occupancy and other operating expenses
                                                 419          477        12           1,268        1,418        11
                                           ----------   ----------                ----------   ----------
                                               1,379        1,593        13           4,234        4,787        12
General, administrative and other
  expenses(b)                                    197          208         6             619          615        (1)
Facility actions net gain(c)                    (144)         (54)       NM            (311)        (156)       NM
Unusual charges (credits)(d)                       3           (5)       NM               7           (5)       NM
                                           ----------   ----------                ----------   ----------
Total costs and expenses, net(b)(e)            1,435        1,742        18           4,549        5,241        13
                                           ----------   ----------                ----------   ----------
Operating Profit                                 377          279        35             962          709        36

Interest expense, net                             42           62        31             145          198        27
                                           ----------   ----------                ----------   ----------
Income Before Income Taxes                       335          217        54             817          511        60

Income Tax Provision(f)                          138           89       (56)            335          217       (55)
                                           ----------   ----------                ----------   ----------
Net Income                                 $     197    $     128        54        $    482     $    294        64
                                           ==========   ==========                ==========   ==========

Basic EPS Data
--------------
  EPS                                      $    1.28    $    0.84        52        $   3.14     $   1.93        62
                                           ==========   ==========                ==========   ==========
  Average Shares Outstanding                     154          153        (1)            154          152        (1)
                                           ==========   ==========                ==========   ==========

Diluted EPS Data
----------------
  EPS                                      $    1.23    $    0.82        51        $   2.99     $   1.89        58
                                           ==========   ==========                ==========   ==========
  Average Shares Outstanding                     160          157        (2)            161          155        (4)
                                           ==========   ==========                ==========   ==========

NM - Not Meaningful

See accompanying notes.


                                              TRICON Global Restaurants, Inc.
                                   Supplemental Schedule of Reportable Operating Segments'
                                                Revenues and Operating Profit
                                                       (in millions)
                                                        (unaudited)

                                              12 Weeks Ended             %             36 Weeks Ended             %
                                           -----------------------   Change(a)     -----------------------    Change(a)
                                             9/04/99      9/05/98      B/(W)        9/04/99      9/05/98        B/(W)
                                           ----------   ----------   ----------    ----------   ----------   -----------
SYSTEM SALES
  United States                            $   3,419    $   3,351         2        $  10,028    $   9,647          4
  International                                1,667        1,554         7            4,866        4,551          7
                                           ----------   ----------                 ----------   ----------
  Worldwide                                $   5,086    $   4,905         4        $  14,894    $  14,198          5
                                           ==========   ==========                 ==========   ==========

REVENUES
  United States
    Company sales                          $   1,199    $   1,429       (16)       $   3,745    $   4,245        (12)
    Franchise and license fees                   119          104        14              334          286         17
                                           ----------   ----------                 ----------   ----------
  Total United States                          1,318        1,533       (14)           4,079        4,531        (10)
                                           ----------   ----------                 ----------   ----------
  International
    Company sales                                440          441         -            1,279        1,282          -
    Franchise and license fees                    54           47        16              153          137         12
                                           ----------   ----------                 ----------   ----------
  Total International                            494          488         1            1,432        1,419          1
                                           ----------   ----------                 ----------   ----------
  Worldwide                                $   1,812    $   2,021       (10)       $   5,511    $   5,950         (7)
                                           ==========   ==========                 ==========   ==========
RESTAURANT MARGIN(b)(e)
  United States                            $     193    $     214       (11)       $     605    $     575          5
  International                                   67           62         9              185          164         13
                                           ----------   ----------                 ----------   ----------
  Worldwide                                $     260    $     276        (6)       $     790    $     739          7
                                           ==========   ==========                 ==========   ==========
RESTAURANT MARGIN AS A PERCENT OF COMPANY
  SALES
  United States                                16.1%        15.1%    1.0 ppts.         16.2%        13.6%      2.6 ppts.
  International                                15.3%        14.0%    1.3 ppts.         14.5%        12.8%      1.7 ppts.
  Worldwide                                    15.9%        14.8%    1.1 ppts.         15.7%        13.4%      2.3 ppts.

OPERATING PROFIT
  United States(b)                         $     207    $     207         -        $     598    $     523         14
  International(b)                                74           53        41              186          130         43
                                           ----------   ----------                 ----------   ----------
  Total(b)                                       281          260         8              784          653         20
  Unallocated expenses(b)                        (46)         (42)       (8)            (124)        (107)       (15)
  Foreign exchange gain (loss)                     1            2        NM               (2)           2         NM
  Facility actions net gain(c)                   144           54        NM              311          156         NM
  Unusual (charges) credits(d)                    (3)           5        NM               (7)           5         NM
                                           ----------   ----------                 ----------   ----------
  Total Operating Profit(b)(e)             $     377    $     279        35        $     962    $     709         36
                                           ==========   ==========                 ==========   ==========

  NM - Not Meaningful

  See accompanying notes.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND SUPPLEMENTAL SCHEDULE OF REPORTABLE OPERATING SEGMENTS' REVENUES AND OPERATING PROFIT:
(tabular dollar amounts in millions, except per share amounts)

Certain items have been reclassified in the condensed consolidated financial statements for prior periods to conform with the fiscal 1999 presentation. These reclassifications had no effect on previously reported net income.


(a)  Percentages may not recompute due to rounding.

(b) Included in our 1999 operating results are several accounting and human resource policy changes. These changes fall into three categories:

     - Required Changes in Generally Accepted Accounting Principles ("GAAP") resulting in a benefit of approximately $3 million and $4 million for the quarter and year-to-date, respectively,
     - Discretionary methodology changes implemented to more accurately measure certain liabilities resulting in a benefit of approximately $2 million and $13 million, for the quarter and year-to-date, respectively and
     - Policy changes driven by our accounting and human resource standardization programs resulting in a benefit of approximately $4 million year-to-date.

     These changes impacted our results as follows:

                                              12 Weeks        36 Weeks
                                               Ended           Ended
                                              9/04/99         9/04/99
                                            ----------      -----------
      Restaurant margin                     $      -       $       8
      General, administrative and other
        expenses                                   5              13
                                            ----------     -----------
      Operating profit                      $      5       $      21
                                            ==========     ===========

      U.S.                                  $      -       $      12
      International                                1              (1)
      Unallocated                                  4              10
                                            ----------     -----------
      Total                                 $      5       $      21
                                            ==========     ===========
      After-tax impact                      $      3       $      13
                                            ==========     ===========
      Per basic share                       $   0.02       $    0.08
                                            ==========     ===========
      Per diluted share                     $   0.02       $    0.08
                                            ==========     ===========

(c)  Facility actions net gain includes the following:

                                                                  12 Weeks Ended        36 Weeks Ended
                                                              --------------------   --------------------
                                                               9/04/99    9/05/98     9/04/99   9/05/98
                                                              ---------  ---------   ---------  ---------
      Refranchising gains                                     $    154   $     64    $    332   $    172
      Store closure costs                                           (2)       (10)         (2)        (8)
      Impairment charges for stores that will continue to
        be used in the business                                     (3)         -         (10)        (8)
      Impairment charges for stores to be closed in the
        future                                                      (5)         -          (9)         -
                                                              ---------  ---------   ---------  ---------
                                                              $    144   $     54    $    311   $    156
                                                              =========  =========   =========  =========

      U.S.                                                    $    144   $     54    $    306   $    144
      International                                                  -          -           5         12
                                                              ---------  ---------   ---------  ---------
      Total                                                   $    144   $     54    $    311   $    156
                                                              =========  =========   =========  =========

      After-tax net gain                                      $     84   $     34    $    183   $     92
                                                              =========  =========   =========  =========
      Per basic share                                         $   0.54   $   0.22    $   1.19   $   0.61
                                                              =========  =========   =========  =========
      Per diluted share                                       $   0.52   $   0.22    $   1.14   $   0.59
                                                              =========  =========   =========  =========

      Facility actions net gain in 1999 includes favorable adjustments to our 1997 fourth quarter charge of $5 million ($3 million after-tax or $0.02 per diluted share) in the quarter and $9 million ($6 million after-tax or $0.04 per diluted share) year-to-date. These adjustments relate to decisions to retain certain stores originally expected to be disposed of and better-than-expected proceeds from stores disposed of.

(d) Unusual charges of $3 million ($3 million after-tax or $0.01 per diluted share) in the quarter and $7 million ($5 million after-tax or $0.03 per diluted share) year-to-date 1999 primarily include:
     - Additional costs of defending the wage and hour litigation as more fully described in our 1998 Form 10-K and 1999 second quarter Form 10-Q,
     - Additional severance and other exit costs related to strategic decisions to streamline the infrastructure of our international business as more fully described in our 1998 Form 10-K and 1999 second quarter Form 10-Q and
     - Write-off of enterprise-level goodwill in one of our international businesses.

     Unusual credits of $5 million ($3 million after-tax or $0.02 per diluted share) in the quarter and year-to-date 1998 includes reversal of certain reserves relating to better-than-expected proceeds from the sale of property and settlement of lease liabilities associated with properties retained upon the sale of non-core businesses in 1997.

(e) Year-to-date restaurant margin and operating profit includes a favorable impact of approximately $21 million ($13 million after-tax or $0.08 per diluted share) resulting from favorable self-insurance adjustments as determined by our independent actuary primarily related to 1998. These adjustments reflect improved casualty loss trends across all three of our U.S. operating companies and were recorded in the first quarter of 1999.

(f) The effective tax rates were 41.1% and 40.7% for the 12 weeks ended September 4, 1999 and September 5, 1998, respectively. The effective tax rates were 41.0% and 42.3% for the 36 weeks ended September 4, 1999 and September 5, 1998, respectively.

                                      TRICON Global Restaurants, Inc.
                                     Restaurant Units Activity Summary
                                 For the 12 Weeks Ended September 4, 1999
                                               (unaudited)

                                        Company-       Joint
                                        Operated     Ventured     Franchised     Licensed       Total
                                       ----------   ----------   ------------   ----------   ---------
KFC U.S.
Balance at June 12, 1999                 1,595           -           3,500            52        5,147
  New openings and acquisitions             13           -              21             -           34
  Refranchising and licensing             (123)          -             123             -            -
  Closures and divestitures                (12)          -              (6)           (2)         (20)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             1,473           -           3,638            50        5,161
                                       ==========   ==========   ============   ==========   =========
Pizza Hut U.S.
Balance at June 12, 1999                 2,710           -           4,177         1,461        8,348
  New openings and acquisitions              3           -              11           108          122
  Refranchising and licensing             (191)          -             191             -            -
  Closures and divestitures                (11)          -             (39)         (186)        (236)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             2,511           -           4,340         1,383        8,234
                                       ==========   ==========   ============   ==========   =========
Taco Bell U.S.
Balance at June 12, 1999                 1,394           -           3,640         1,680        6,714
  New openings and acquisitions              7           -              52            38           97
  Refranchising and licensing             (129)          -             127             2            -
  Closures and divestitures                 (3)          -              (9)          (51)         (63)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             1,269           -           3,810         1,669        6,748
                                       ==========   ==========   ============   ==========   =========
Total U.S.
Balance at June 12, 1999                 5,699           -          11,317         3,193       20,209
  New openings and acquisitions             23           -              84           146          253
  Refranchising and licensing             (443)          -             441             2            -
  Closures and divestitures                (26)          -             (54)         (239)        (319)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             5,253           -          11,788         3,102       20,143
                                       ==========   ==========   ============   ==========   =========
International
Balance at June 12, 1999                 2,031       1,134           6,078           306        9,549
  New openings and acquisitions             26          18              89            19          152
  Refranchising and licensing              (64)          4              60             -            -
  Closures and divestitures                (14)         (4)            (14)          (12)         (44)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             1,979       1,152           6,213           313        9,657
                                       ==========   ==========   ============   ==========   =========
Worldwide
Balance at June 12, 1999                 7,730       1,134          17,395         3,499       29,758
  New openings and acquisitions             49          18             173           165          405
  Refranchising and licensing             (507)          4             501             2            -
  Closures and divestitures                (40)         (4)            (68)         (251)        (363)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             7,232(a)    1,152(a)       18,001         3,415       29,800
                                       ==========   ==========   ============   ==========   =========
% of Total                               24.3%        3.9%           60.4%         11.4%       100.0%

(a) Includes 58 Company and 4 Joint Ventured units approved for closure but not yet closed at September 4, 1999.

                                     TRICON Global Restaurants, Inc.
                                    Restaurant Units Activity Summary
                                For the 36 Weeks Ended September 4, 1999
                                               (unaudited)

                                        Company-      Joint
                                        Operated     Ventured     Franchised     Licensed       Total
                                       ----------   ----------   ------------   ----------   ---------
KFC U.S.
Balance at December 26, 1998(a)          1,633           -           3,414            58        5,105
  New openings and acquisitions             39           -              76             -          115
  Refranchising and licensing             (170)          -             170             -            -
  Closures and divestitures                (29)          -             (22)           (8)         (59)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             1,473           -           3,638            50        5,161
                                       ==========   ==========   ============   ==========   =========
Pizza Hut U.S.
Balance at December 26, 1998(a)          2,985           -           3,982         1,445        8,412
  New openings and acquisitions             12           -              53           249          314
  Refranchising and licensing             (396)          -             396             -            -
  Closures and divestitures                (90)          -             (91)         (311)        (492)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             2,511           -           4,340         1,383        8,234
                                       ==========   ==========   ============   ==========   =========
Taco Bell U.S.
Balance at December 26, 1998(a)          1,614           -           3,466         1,772        6,852
  New openings and acquisitions             15           -             129            94          238
  Refranchising and licensing             (333)          -             328             5            -
  Closures and divestitures                (27)          -            (113)         (202)        (342)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             1,269           -           3,810         1,669        6,748
                                       ==========   ==========   ============   ==========   =========
Total U.S.
Balance at December 26, 1998(a)          6,232           -          10,862         3,275       20,369
  New openings and acquisitions             66           -             258           343          667
  Refranchising and licensing             (899)          -             894             5            -
  Closures and divestitures               (146)          -            (226)         (521)        (893)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             5,253           -          11,788         3,102       20,143
                                       ==========   ==========   ============   ==========   =========
International
Balance at December 26, 1998(a)          2,165       1,120           5,788           321        9,394
  New openings and acquisitions(b)          93          47             287            37          464
  Refranchising and licensing             (239)         (1)            246            (6)           -
  Closures and divestitures(b)             (40)        (14)           (108)          (39)        (201)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             1,979       1,152           6,213           313        9,657
                                       ==========   ==========   ============   ==========   =========
Worldwide
Balance at December 26, 1998(a)          8,397       1,120          16,650         3,596       29,763
  New openings and acquisitions(b)         159          47             545           380        1,131
  Refranchising and licensing           (1,138)         (1)          1,140            (1)           -
  Closures and divestitures(b)            (186)        (14)           (334)         (560)      (1,094)
                                       ----------   ----------   ------------   ----------   ---------
Balance at September 4, 1999             7,232(c)    1,152(c)       18,001         3,415       29,800
                                       ==========   ==========   ============   ==========   =========
% of Total                               24.3%        3.9%           60.4%         11.4%       100.0%


(a) A total of 114 units have been reclassified from U.S. to International to reflect the transfer of management responsibility.
(b) Company new openings and acquisitions and franchise closures and divestitures include stores acquired by the Company from franchisees of 9 units for International.
(c) Includes 58 Company and 4 Joint Ventured units approved for closure but not yet closed at September 4, 1999.